     As filed with the Securities and Exchange Commission on April __, 1995
                                            Registration No. 33-_______________
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form S-8

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                          TANDEM COMPUTERS INCORPORATED
               (Exact name of issuer as specified in its charter)

           Delaware                                              94-2266618
  (State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                            Identification No.)

          19333 Vallco Parkway
          Cupertino, California                                       95014-2599
(Address of principal executive offices)                              (Zip code)

                  TANDEM COMPUTERS INCORPORATED 1989 STOCK PLAN
                      (AS RESTATED EFFECTIVE NOVEMBER 1994)
                            (Full title of the plan)

      JOSEPHINE T. PARRY, ESQ                                   Copy to:
  Vice President, General Counsel                      KATHARINE A. MARTIN, ESQ.
          and Secretary                                Pillsbury Madison & Sutro
   Tandem Computers Incorporated                          2700 Sand Hill Road
    10435 North Tantau Avenue                             Menlo Park, CA 94025
 Cupertino, California 95014-0709                            (415) 233-4500
        (408) 725-6000
(Name, address and telephone number
     of agent for service)

                                 CALCULATION OF REGISTRATION FEE
==============================================================================================
                                              Proposed         Proposed
                                               Maximum          Maximum
   Title of                                   Offering         Aggregate           Amount of
Securities To Be         Amount To Be         Price Per     Offering Price       Registration
  Registered              Registered            Share             (1)                Fee (2)
- ----------------------------------------------------------------------------------------------
Common Stock          9,000,000 shares         $12.875        $115,875,000          $39,957
==============================================================================================

(1) Estimated solely for the purpose of calculating the registration fee.

(2) The registration fee has been calculated pursuant to Rule 457(h).

                               ------------------

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.   Plan Information.*

Item 2.   Registrant Information and Employee Plan Annual Information.*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Certain Documents By Reference.

          The following documents, filed by the Registrant with the Securities and Exchange Commission (the "Commission"), are hereby incorporated by reference in this Registration Statement:

          (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1994;

          (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 1994; and

          (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A dated March 13, 1987 pursuant to section 12(b) of the Securities Exchange Act of 1934, including any subsequent amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by the Registrant pursuant to sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities.

          Not Applicable.

Item 5.   Interests of Named Experts and Counsel.

          Not Applicable.

Item 6.   Indemnification of Directors and Officers.

          Paragraph B(i) of Article XI of the Registrant's Restated Certificate of Incorporation provides that the corporation shall, to the fullest extent permitted by Delaware Law, indemnify any person (the "Indemnitee") who is or was involved in any manner (including, without limitation, as a party or a witness) in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action, suit or proceeding brought by or in the right of the corporation to procure a judgment in its favor) (a "Proceeding"), by reason of the fact that Indemnitee is or was a director, officer, employee, agent, fiduciary or other official of the Registrant, or is or was serving another entity or enterprise in such capacity at the request of the Registrant, against all expenses and liabilities actually and reasonably incurred by Indemnitee in connection with such Proceeding.

          Paragraph B(ii) of Article XI of the Registrant's Restated Certificate of Incorporation provides that the corporation may enter into contracts to provide individual Indemnitees with specific rights of indemnification to the fullest extent permitted by Delaware Law and may create trust funds, grant security interests, obtain letters of credit or use other means to ensure the payment of such amounts as may be necessary to effect the rights provided by the Restated Certificate of Incorporation or in any such contract.

          Under Section 145 of the General Corporation Law of the State of Delaware, the state in which the Registrant is incorporated, a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party, or by or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents. In general, Section 145 provides that a corporation has the power to indemnify directors, officers, employees or agents where the individual acted in good faith and in a manner such individual reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such individual's conduct was unlawful. In circumstances where the individual shall have been adjudged to be liable for negligence or misconduct in the performance of such individual's duty to the corporation, indemnification will be allowed only to the extent that the court considering the action decides, in view of the circumstances, the individual is entitled to indemnity.

          The directors and officers of the Registrant and its subsidiaries are covered by policies of insurance under which they are insured, within limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, in which they are parties by reason of being or having been directors or officers; the Registrant is similarly insured, with respect to certain payments it might be required to make to its directors or officers under the applicable statutes and its charter provisions. In addition, pursuant to authority contained in the Registrant's Restated Certificate of Incorporation (as set forth above), the Registrant has entered into indemnification agreements with its directors and officers.

Item 8.   Exhibits.

          See Index to Exhibits on page 9.

Item 9.   Undertakings.

          (a)      The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

                   (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

    provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cupertino, State of California, on April 19, 1995.

                                       TANDEM COMPUTERS INCORPORATED

                                       By     JAMES G. TREYBIG
                                         ----------------------------
                                              James G. Treybig
                                       President, Chief Executive Officer
                                                and Director

                                POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James G. Treybig and David J. Rynne, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

                 Signature                             Title                           Date
                 ---------                             -----                           ----
              JAMES G. TREYBIG                    President, Chief                 April 19, 1995
         -------------------------                Executive Officer and
              James G. Treybig                    Director (Principal
                                                  Executive Officer)

                                       -6-

                 Signature                             Title                           Date
                 ---------                             -----                           ----
               DAVID J. RYNNE                     Senior Vice                      April 19, 1995
         -------------------------                President and
               David J. Rynne                     Chief Financial
                                                  Officer (Prin-
                                                  cipal Financial
                                                  Officer)

            ANTHONY H. LEWIS, JR.                 Vice President                   April 19, 1995
         -------------------------                and Corporate
            Anthony H. Lewis, Jr.                 Controller (Prin-
                                                  cipal Accounting
                                                  Officer)

               JACK F. BENNETT
         -------------------------
               Jack F. Bennett                    Director                         April 19, 1995


               MORTON COLLINS
         -------------------------
               Morton Collins                     Director                         April 19, 1995


             SIR CAMPBELL FRASER
         -------------------------
             Sir Campbell Fraser                  Director                         April 19, 1995


          FRANKLIN P. JOHNSON, JR.
         -------------------------
          Franklin P. Johnson, Jr.                Director                         April 19, 1995


             ROBERT C. MARSHALL
         -------------------------
             Robert C. Marshall                   Director                         April 19, 1995


              THOMAS J. PERKINS
         -------------------------
              Thomas J. Perkins                   Director                         April 19, 1995

           VERA STEPHANIE SHIRLEY
         -------------------------
           Vera Stephanie Shirley                 Director                         April 19, 1995

                                       -7-

                 Signature                             Title                           Date
                 ---------                             -----                           ----
            ROBERT G. STONE, JR.
         -------------------------
            Robert G. Stone, Jr.                  Director                         April 19, 1995


             THOMAS I. UNTERBERG
         -------------------------
             Thomas I. Unterberg                  Director                         April 19, 1995


              WALTER B. WRISTON
         -------------------------
              Walter B. Wriston                   Director                         April 19, 1995

                                INDEX TO EXHIBITS

                                                                    Sequentially
Exhibit                                                               Numbered
Number                          Exhibit                                 Page
- -------                         -------                             ------------
5.1                   Opinion of Pillsbury Madison &                     10
                      Sutro as to the legality of the
                      securities being registered.

23.1                  Consent of Pillsbury Madison &
                      Sutro (included in Exhibit 5.1).

23.2                  Consent of Ernst & Young LLP.                      11

24.1                  Powers of Attorney (see pages 6-8)



                                       -9-